Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-105397, 333-105398, and 333-65332 on Form S-8 of Axiall Corporation of our report dated June 10, 2016, appearing in this Annual Report on Form 11-K of Eagle US 2 LLC Employee Savings Plan for Certain Collective Bargaining Employees for the year ended December 31, 2015.

/s/ BABUSH, NEIMAN, KORNMAN & JOHNSON, LLP Babush, Neiman, Kornman & Johnson, LLP

Atlanta, Georgia

June 10, 2016